UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 17, 2010
Date of Report (Date of earliest event reported)

MEZABAY INTERNATIONAL INC.
 (Exact name of registrant as specified in its charter)

000-30013

(Commission File Number)

Nevada
(State or other jurisdiction of incorporation)

800 5th Avenue, Suite 4100
Seattle, WA   98104
(Address of principal executive offices, including zip code)

(206) 447-1379
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.02    NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETEED INTERIM REVIEW.

On August 10, 2010, management and the Audit Committee of the Board of Directors of Mezabay International Inc. concluded that the unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2009 previously filed by the Company with the Securities and Exchange Commission (the “Commission”) on December 24, 2009 on its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (the “Form 10-Q”) should no longer be relied upon because of an error in such financial statements as discussed below. Due to errors made in the method of recording the reverse acquisition and recapitalization transaction with Gaeawave on September 11, 2009, the Company would restate such financial statements to make the necessary corrections.

The Company has reviewed its reverse acquisition and recapitalization accounting process and will file an amendment to the Form 10-Q immediately following this filing to include the unaudited, restated condensed financial statements for the three and nine months ended September 30, 2009 and any other required disclosure.

The Company’s management and the Audit Committee discussed the matters disclosed in this Item 4.02(a), including the restatement of the Company’s unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2009 included in the Company’s Form 10-Q, with the Company’s independent registered public accounting firm, ZYCPA Company Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEZABAY INTERNATIONAL, INC.
(Registrant)

Date: September 17, 2010	By:	SHOON HAU TSIN
Shoon Hau Tsin
Director, Chief Executive Officer, Secretary & Treasurer